Exhibit 21.1

Land NewCo, Inc.
List of Subsidiaries

The following entities are expected to be subsidiaries of Land NewCo, Inc. upon completion of the distribution described in the proxy statement/prospectus-information statement of Regal Beloit Corporation:

Name	Place of Incorporation
Rexnord Industries, LLC	Delaware
Cambridge International, Inc.	Delaware
Rexnord International Inc.	Delaware
Cline Acquisition Corp.	North Carolina
Centa Corporation	Illinois
The Falk Service Corporation	Delaware
Precision Gear LLC	Delaware
Merit Gear LLC	Delaware
PT Components, Inc.	Delaware
Rexnord Chile Comercial Limitada	Chile
Falk de Venezuela, S.A.	Venezuela
Rexnord Australia Pty. Ltd.	Australia
Mecánica Falk S.A. de C.V.	Mexico
Rexnord Industries (UK) Limited	UK
Falk Australia Pty Ltd	Australia
Micro Precision Gear Technology Limited	UK
Autogard Holdings Limited	UK
Rexnord Tollok S.r.l.	Italy
British Autogard Limited (BAL)	UK
Autogard Asia Pacific Pty Ltd (AAP)	Australia
Centa Transmissions Limited	UK
Cyclo Transmissions Limited	UK
Rexnord Canada Limited	Canada
RBS Acquisition Corporation	Delaware
Rexnord do Brasil Industrial Ltda.	Brazil
Rexnord FlatTop Holdings B.V.	Netherlands
Rexnord France Holdings	France
RBS China Holdings, L.L.C.	Delaware
Rexnord Germany PT GmbH	Germany
Rexnord Finance B.V.	Netherlands
Rexnord FlatTop Europe B.V.	Netherlands
Rexnord Brasil Sistemas de Transmissão e Movimentação Ltda.	Brazil
Rexnord I. H. B. V.	Netherlands
Rexnord M.C.C. Deutschland Kette GmbH	Germany
Rexnord Hong Kong Holdings Limited	Hong Kong
Rexnord GmbH	Germany
Rexnord NV	Belgium
Rexnord FlatTop Europe S.r.l	Italy
Rexnord Monterrey, S. de R.L. de C.V.	Mexico
Rexnord Kette GmbH	Germany
Rexnord South Africa (Proprietary) Limited	South Africa
Euroflex Transmissions (India) Private Limited	India
Centa-Antriebe Kirschey GmbH	Germany
EKO GmbH	Germany
Centa MP (Hong Kong) Co. Limited	Hong Kong
Centa Transmissions Pty Ltd.	Australia
Centa Transmissions Far East Pte Ltd.	Singapore
Centa Nordic Aktiebolag	Sweden
CENTA Transmissioner A/S	Denmark
CENTA Transmisjoner a.s.	Norway
CENTA MP (Shanghai) Co., Ltd.	China
Centa House Property AB	Sweden
Cambridge Internacional, S.A. de C.V.	Mexico
Cambridge Engineered Solutions, S.A. de C.V.	Mexico
Latitude 23 Sul, LLC	Maryland
Rexnord Asia Pacific Pte. Ltd.	Singapore
Rexnord Conveyor Products (Wuxi) Co. Ltd.	China
Changzhou Rexnord Transmissions Company Limited	China
Falk Shanghai Co., Ltd.	China
Rexnord Power Transmission Products (Taicang) Co. Ltd.	China
Rexnord Industries Enterprise Management (Shanghai) Co Ltd.	China